UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

Ebix, Inc.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-15946 (Commission File Number)	77-0021975 (IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois (Address of principal executive offices)		60173 (Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 23, 2005, Ebix, Inc. (the “Company”) and LaSalle Bank National Association (the “Bank”) entered into that certain Second Amendment to Loan and Security Agreement (the “Amendment”), effective December 31, 2004, amending that certain Amended & Restated Loan and Security Agreement dated April 21, 2004, as amended (the “Loan Agreement”).

The Amendment (i) adds a requirement that the Company include in its quarterly deliveries to the Bank an income statement of the Company showing EBITDA (as defined) of the Company, (ii) eliminates the covenant of the Company to maintain Tangible Net Worth (as defined) of at least $3,750,000 and (iii) adds a requirement that the Company maintain a maximum Senior Debt (the Company’s obligations to the Bank) to EBITDA ratio of not greater than 2.50:1.0, measured quarterly for each preceding twelve month period on a rolling basis, beginning with the fourth quarter of 2004.

The description contained above is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1.                                             Second Amendment to Loan and Security Agreement, effective as of December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Richard J. Baum
Richard J. Baum Executive Vice President—Finance & Administration, Chief Financial Officer (principal financial and accounting officer) and Secretary.

Dated:  February 28, 2005